EXHIBIT 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) by and between Manhattan Associates, Inc., a Georgia corporation (“Company”), and Peter F. Sinisgalli (“Executive”) is hereby entered into on December 19, 2011, to become effective as provided below as of April 13, 2012 (the “Effective Date”).

WHEREAS, Company is engaged in the development, marketing, selling, implementation and installation of computer supply chain software solutions (the “Company Business”);

WHEREAS, Company currently employs Executive as its President and Chief Executive Officer and Company and Executive desire to continue such employment by the Company on the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby agreed as follows:

1.	Employment and Duties.

A. Company shall continue to employ Executive as its President and Chief Executive Officer in accordance with the terms and conditions set forth in this Agreement. Executive shall report solely to the Board of Directors of the Company (the “Board”). Unless sooner terminated as provided herein, the term of this Agreement shall commence on the Effective Date and shall end on April 12, 2014 (the “Term”), provided that Executive’s employment with the Company has not been terminated prior to such Effective Date, provided, further, that prior to April 13, 2012, the Executive Employment Agreement between Company and Executive, dated as of February 25, 2004, as amended as of July 19, 2007 (“Current Employment Agreement”) and the Separation and Non-Competition Agreement, between Company and Executive, dated as of February 25, 2004 (the “Current Separation Agreement”) shall remain in effect and govern the terms and conditions of Executive’s employment by the Company. If Executive’s employment with the Company is terminated prior to the Effective Date, this Agreement shall not become effective and shall be of no force or effect. During the Term of this Agreement, Company shall take such actions as are necessary to cause Executive to be elected as a member of the Board. This Agreement may be renewed at the end of the Term by mutual agreement of the parties upon such terms and conditions as the parties may agree upon, but the failure to agree to renew this Agreement shall not in itself constitute a termination of Executive’s employment by the Company.

B. While serving as President and Chief Executive Officer, Executive shall be responsible for the active management of the Company and its business, the performance of such other services and duties as are incident to such positions, and the performance of such other duties as may be determined from time to time by the Board that are consistent with such positions. As President and Chief Executive Officer, all officers of the Company and its subsidiaries (excluding the Chairman of the Board, the Vice Chairman of the Board, if any, any

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internal auditor and such other officers as the Board and Executive shall agree upon) shall report to the Executive, and the Executive shall have the authority, consistent with guidelines adopted by the Board or the Compensation Committee thereof, to hire, terminate and determine the compensation of such officers and other employees of the Company and its subsidiaries. The Executive’s duties shall include, without additional compensation, the performance of similar services for any affiliates of the Company as may be reasonably requested by the Board from time to time. The Executive will not engage in any other business activity that would interfere with the performance of his duties, services and responsibilities hereunder or that are in violation of policies established from time to time by the Company and provided to the Executive.

C. Executive agrees that he shall at all times faithfully and to the best of his ability and experience perform all of the duties that may be reasonably required of him pursuant to the terms of this Agreement. Executive shall devote his full business time to the performance of his obligations hereunder. The Executive will use his best efforts to promote the interests of the Company. Executive may participate in such civic and charitable activities as he elects that do not meaningfully interfere with his duties for the Company. The Executive shall conduct himself in a business-like and professional manner as appropriate for his position and shall represent the Company in all respects as complies with good business and ethical practices. Executive shall be subject to and abide by the written policies and procedures of the Company applicable to executive personnel of the Company, as adopted from time to time and communicated to Executive.

D. Executive’s primary place of business and Company’s headquarters will be in the Atlanta, Georgia greater metropolitan area.

2. Compensation.

A. Base Salary. During the Term, Company shall pay to Executive a Base Salary of $20,583.33 semi-monthly ($494,000 annualized), subject to all payroll and income tax withholdings and other authorized deductions, which Base Salary may be increased annually at the discretion of the Board or the Compensation Committee thereof. Any such increases will constitute Executive’s new Base Salary under this Agreement.

B. Performance-Related Bonus. Executive shall be eligible to receive a annual performance-related bonus with a target opportunity of no less than 100% of Executive’s Base Salary (prorated for any years of partial service to the extent provided below). The award of such bonus shall be determined by the Board or the Compensation Committee thereof in its reasonable discretion based on financial information reviewed or audited by the Company’s independent auditors. Bonuses shall be paid by the Company by the later of (i) 60 days of the end of the fiscal year, or (ii) the earlier of (a) the date on which a determination may reasonably and administratively be made as to the operating results for the Company as to the fiscal year for which the bonus is calculated, or (b) the date that audited financial statements for the fiscal year for which the bonus is calculated are available and approved by the Board, provided that in no event will the bonus be paid later than the 15th day of the third month after the end of the fiscal year. Such bonus shall be subject to all payroll and income tax withholdings and other authorized deductions. The bonus calculated for any fiscal year will be earned and accrued and payable to Executive if Executive is employed by Company on the last day of the fiscal year, regardless of whether his employment is thereafter terminated by Company or Executive.

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Executive shall be eligible to receive a prorated bonus for a fiscal year if his employment terminates on April 12, 2014 at the end of the Term or if Executive’s employment is terminated during the Term after the date of a Change of Control (i) by the Company without Cause or (ii) by Executive as a result of a Constructive Termination. The prorated bonus shall be based upon the bonus opportunity for such year, the portion of his Base Salary he has been paid for such fiscal year and the Company’s financial performance for the full fiscal year. Any such prorated bonus shall be determined and paid in the manner provided in the preceding paragraph.

C. Equity Awards. Executive will be eligible to receive grants of stock options, restricted stock, restricted stock units and other equity awards under the Manhattan Associates, Inc. 2007 Stock Incentive Plan, as amended, or any successor plan thereto (“Option Plan”). The grants will have an annual value that reflects his positions, duties and responsibilities with the Company and will be commensurate with grants to other executive officers of the Company. The grants may be performance-based, service-based or any combination thereof. The form, vesting, forfeiture and other terms and conditions of such grants shall be determined by the Board or the Compensation Committee, provided that with respect to any equity awards that are made to Executive under the Option Plan on or after the Effective Date, the vesting of which are based solely upon continuing service for the Company, such equity awards will vest in 16 equal quarterly installments beginning on the last day of the calendar quarter ending more than 60 days after the grant date. All grants of equity awards under the Option Plan will be subject to the terms and conditions of the award agreements for each grant.

D. Employee Benefits. Executive shall be entitled to participate at a level that is at least as favorable to Executive as any other executive level employee at Company in all employee benefit plans that Company provides for its employees at the executive level, including indemnification from liability and coverage under Directors and Officers insurance in the manner extended to other executive officers and directors of the Company.

E. Expenses. Executive shall be promptly reimbursed for expenses reasonably incurred in the performance of his duties hereunder in accordance with the written policies of the Company then in effect.

F. Vacation. Executive shall be entitled to 20 business days of vacation each calendar year. Vacation shall accrue and be administered in accordance with the standard Company vacation policy for executives.

3. Termination of Employment.

A. Termination. The Company shall have the right to terminate Executive’s employment under this Agreement at any time during the Term by written notice (as provided in Section 9 below) and Executive shall have the right to terminate his employment at any time during the Term by such written notice. Except in the case of a Constructive Termination (in which event the provisions of Section 3.D. apply), Executive shall be required to provide thirty

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(30) days advance written notice of his intention to terminate employment (which notice may be waived by the Company). If the Company terminates Executive’s employment under this Agreement (i) for Cause, as defined in Section 3.C., (ii) if Executive becomes Disabled as defined in Section 3.F., or (iii) upon Executive’s death, or if Executive terminates his employment other than for Constructive Termination as defined in Section 3.D., the Company’s obligations under this Agreement shall cease as of the date of termination; provided, however, that Executive (or his estate) will be entitled to whatever benefits are payable to Executive pursuant to the terms of any health, life insurance, disability, welfare, retirement or other plan or program maintained by the Company in which Executive participates and as may be provided under the terms of any award agreements under the Option Plan in the event of such type of termination. If the Company terminates Executive during the Term of this Agreement other than pursuant to clauses (i) through (iii) of this Section 3.A., or if Executive terminates his employment for a Constructive Termination, Executive shall be entitled to receive the severance payments provided in Section 3.B. below, commencing within 60 days of his date of termination or, if later, as soon as legally permissible after his termination (subject to Executive’s execution of the Agreement and General Release provided for in Section 3.G. below and compliance with the restrictive covenants in Section 4.). Except as otherwise provided herein, the Company agrees that if Executive’s employment is terminated and he is entitled to severance payments under this Section 3.A., he shall not be required to mitigate damages by seeking other employment, nor shall any compensation or benefit he receives reduce the amount payable by the Company hereunder. Executive agrees that the severance payments provided pursuant to Section 3.B. shall be the only severance benefits payable to Executive by the Company and its affiliates as a result of Executive’s termination of employment and Executive hereby waives his rights (if any) to any severance benefits under any other plan or program of the Company and its affiliates. In the event of Executive’s death after termination of employment, the severance payments being made under Section 3.B. below shall continue for a period of six (6) months or the remainder of the eighteen (18) month period, whichever period is shorter.

B. Severance Payments. Subject to Section 3.I., in the event of Executive’s termination of employment under Section 3.A. that entitles Executive to receive severance payments, Executive shall receive (i) his Base Salary as then in effect payable monthly for a period of eighteen (18) months, subject to withholding of all applicable payroll and income taxes and other authorized deductions, and (ii) a monthly payment for eighteen (18) months equal to the costs of COBRA coverage for medical and dental coverage for Executive and his dependents (plus a tax gross-up on such COBRA payments) and the right to elect to participate in the Company’s medical and dental coverages for such 18-month period. Company’s obligation to make the severance payments under this Section 3.B. is conditioned upon Executive’s execution of the General Release in Section 3.G. and compliance with the restrictive covenants and post-termination obligations in Section 4. The monthly severance payments under this Section 3.B. shall be considered separate payments for purposes of Section 409A of the Code and such payments are in whole or in part intended to satisfy the “short-term deferral exception” and the “two-times pay” exception to Section 409A.

C. Cause. For purposes of this Agreement, Cause shall include but not be limited to an act or acts or an omission to act by the Executive involving (i) willful and continued failure to substantially perform his duties with the Company (other than a failure resulting from the

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Executive’s Disability) and such failure continues for thirty days after written notice to the Executive providing a reasonable, specific description of the basis for the determination that the Executive has failed to perform his duties, (ii) conviction of a criminal offense other than a misdemeanor not disclosable under the federal securities laws, (iii) willful and continued failure to cooperate with any investigation or similar proceeding involving Company by any governmental authority regarding any material breach of law or regulations and such failure continues for thirty days after written notice to the Executive providing a reasonable, specific description of the basis for the determination that the Executive has failed to cooperate; (iv) breach of this Agreement in any material respect where such breach is not susceptible to remedy or cure or has already materially damaged the Company, or is susceptible to remedy or cure and no such material damage has yet occurred, is not cured or remedied reasonably promptly after specific written notice to the Executive providing a reasonable and specific description of the breach, or (v) conduct that the Board has determined, reasonably and in good faith, to be dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company’s Code of Conduct or is materially not in compliance with a set of standards of conduct and business practices set forth in writing, designated as such standards of conduct or business practices, and provided to the Executive prior to such conduct and which is not cured to the reasonable satisfaction of the Company within thirty days of written notice to Executive.

D. Constructive Termination. For purposes of this Agreement, Constructive Termination shall mean the occurrence during the Term of any one of the events set forth in (i) through (v) below and satisfaction of the following conditions: (a) Executive provides notice to the Company of such Constructive Termination condition within 90 days of his learning of its initial existence; (b) the Company is given thirty days to remedy the Constructive Termination conditions and fails to do so; and (c) Executive terminates employment within 6 months of his learning of the initial existence of the Constructive Termination condition. For purposes of this Agreement, the Constructive Termination conditions are as follows: (i) a material adverse change in the nature or status of Executive’s title and/or job responsibilities from those set forth in Section 1. above, or a material failure to pay Executive the compensation required by this Agreement; (ii) after a Change of Control, the Company’s headquarters being relocated more than 50 miles outside of the Atlanta, Georgia greater metropolitan area or the Company requiring the Executive to be based more than 50 miles outside of the Atlanta, Georgia greater metropolitan area; (iii) after a Change of Control, the material reduction by the Company in the compensation and benefits provided to Executive under the employee benefit plans, programs and practices in effect immediately prior to the Change of Control (other than stock option and other equity based compensation plans); (iv) after a Change of Control, the insolvency or the filing by the Company of a petition for bankruptcy of the Company; or (v) after a Change of Control, the failure of the Company promptly to obtain an agreement from any successor or assignee of the Company to assume and agree to perform this Agreement unless such successor or assignee is bound to the performance of this Agreement as a matter of law.

E. Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any of the following events:

(i) Any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

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(ii) Any transaction pursuant to which persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., fifty percent (50%) or more) voting interest in the Company; or

(iii) Any change in the composition of the Board within a twelve (12) month period resulting in fewer than a majority of the members of the Board being Incumbent Directors; or

(iv) Any transaction or series of transactions pursuant to which any person or persons acting in concert acquire outstanding voting securities of the Company, if, after such transaction or transactions, the acquiring person(s) own(s), control(s), or hold(s), with power to vote, at least forty percent (40%) of any class of voting securities of the Company.

For purposes of this Section 3.E., “Incumbent Directors” means the individuals who, at the Effective Date, constitute the Board, and any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, that subject to the provisions of this Section, no person shall be deemed to be an Incumbent Director until such time as he or she takes office as a director of the Company.

F. Disability. For purposes of this Agreement, Disability shall mean Executive’s inability as a result of physical or mental incapacity to substantially perform Executive’s duties for the Company on a full-time basis for a period of six (6) consecutive months. The determination of Disability shall be made in good faith by the Board based upon the information provided to the Board.

G. Agreement and General Release. To be entitled to the severance payments described above in this Section 3, Executive shall execute an Agreement and General Release of claims in the form attached hereto as Exhibit A. No payments shall be made under this Section 3 until such Agreement and General Release has been properly executed and delivered to the Company and until the expiration of the revocation period, if any, provided under the Agreement

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and General Release. If the Agreement and General Release is not properly executed by Executive and delivered to the Company within the time periods specified in the Agreement and General Release, the Company’s obligation to provide severance payments under this Section 3 shall cease.

If Executive’s employment is terminated during the Term after the date of a Change of Control (i) by the Company without Cause or (ii) by Executive as a result of a Constructive Termination, the Company will provide Executive within a reasonable time after his date of termination (but prior to the date he executes the Agreement and General Release) written notice of any claims against Executive of which the Company has actual knowledge at the time of such notice. For purposes of this paragraph, “actual knowledge” of a claim means that the Board of Directors of the Company has actual knowledge of the claim at such time.

H. Section 409A Compliance. This Agreement shall at all times be interpreted and operated in good faith compliance in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth. The Company shall have the authority to delay the commencement of all or a part of the payments to Executive under Section 3. if Executive is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to a date which is six months after the date of Executive’s termination of employment (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and Executive agree to take into account any transitional rules and exemption rules available under Section 409A.

I. Limitations On Severance Payments. Except as otherwise provided below, if it is determined that any payment or other benefit under this Agreement to or for the benefit of the Executive (the “Severance Payments”), would result in the Company’s payment of a “parachute payment” under Code Section 280G, in whole or part when aggregated with any other right, payment or benefit to or for the Executive under all other agreements or benefit plans of the Company, then, to the extent necessary to make the Severance Payments not “parachute payments” (but only to such extent and after taking into account any reduction relating to Section 280G of the Code under any other plan, arrangement or agreement), any right, payment or benefit under this Agreement shall not become payable; provided, however, there shall be no such reduction in any right, payment or benefit under this Agreement if the amount the Executive would receive after payment of all taxes (including any excise tax under Section 4999 of the Code) is higher if Executive receives the full amount of the Severance Payments than if Executive receives an amount reduced to the extent necessary to make the Severance Payments not “parachute payments”. The determination under this Section 3.I. shall be made by a nationally recognized accounting firm selected by the Company (the “Accountants”). All

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determinations required to be made under this Section 3.I., including whether and which of the Severance Payments are required to be reduced, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Accountants.

J. Compliance With Laws. The Company has consulted with counsel for the Company regarding the provisions of Sections 3.H. and 3.I. of the Agreement and the severance payments and benefits that could be payable under the Agreement and based upon the advice of such counsel, believes the provisions of Sections 3.H. and 3.I. and such payments and benefits are in compliance with applicable law on the date of execution of this Agreement.

4. Confidentiality and Restrictive Covenants.

A. General. In consideration of the Company’s agreement to employ Executive in an important executive position and to provide Executive with the substantial compensation and benefits hereunder, Executive acknowledges that, during the Term of this Agreement, the Company will furnish to Executive Proprietary Information which could be used by Executive on behalf of a competitor of the Company to the Company’s substantial detriment, and that Executive during the course of his employment with the Company may develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, the parties hereto agree that: (i) the restrictions contained in this Agreement are fair and reasonable in that they are reasonably required for the protection of Company; (ii) by having access to information concerning employees and customers of Company, Executive shall obtain a competitive advantage as to such parties; (iii) the covenants and agreements of Executive contained in this Agreement are reasonably necessary to protect the interests of Company in whose favor said covenants and agreements are imposed in light of the nature of Company’s business and the involvement of Executive in such business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Company in light of the substantial harm that Company will suffer should Executive breach any of the provisions of said covenants or agreements; and (v) the covenants and agreements of Executive contained in this Agreement form material consideration for this Agreement. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

B. Trade Secrets and Confidential Information.

(1) Company may disclose to Executive certain Proprietary Information. Executive agrees that the Proprietary Information is the exclusive property of Company (or a third party providing such information to Company) and Company (or such third party) owns all worldwide copyrights, trade secret rights, confidential information rights and all other property rights therein.

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(2) Company’s disclosure of the Proprietary Information to Executive does not confer upon Executive any license, interest or rights in or to the Proprietary Information. Except in the performance of services for Company, Executive will hold in confidence and will not, without Company’s prior written consent, use, reproduce, distribute, transmit, reverse engineer, decompile, disassemble or transfer, directly or indirectly, in any form, or for any purpose, any Proprietary Information communicated or made available by Company to or received by Executive. Executive agrees to notify Company promptly if he discovers any unauthorized use or disclosure of the Proprietary Information.

(3) Executive’s obligations under this Agreement with regard to (i) Trade Secrets shall remain in effect for as long as such information remains a trade secret under applicable law, and (ii) Confidential Information shall remain in effect during Executive’s employment with Company and for three years thereafter. These obligations will not apply to the extent that Executive establishes that the information communicated (a) was already known to Executive, without an obligation to keep it confidential at the time of its receipt from Company; (b) was received by Executive in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (c) was publicly known at the time of its receipt by Executive or has become publicly known other than by a breach of this Agreement or other action by Executive.

(4) For purposes of this Agreement, “Proprietary Information” means all Trade Secrets and Confidential Information of Company and its affiliates. “Trade Secrets” means information of Company and its affiliates and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value from not being known to, and not readily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. “Confidential Information” shall mean (a) information of the Company and its affiliates, to the extent not considered a Trade Secret under applicable law, that (i) relates to the Company Business; (ii) possesses an element of value for the Company; (iii) is not generally known to the Company’s competitors; and (v) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company, (iii) communication systems, audio systems, system designs and related documents, (iv) advertising or marketing plans (v) information regarding independent contractors, employees, clients and customers of the Company, and (vi) information concerning the Company’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

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C. Non-Solicitation.

(1) Customers. The relationships made or enhanced during Executive’s employment with Company belong to Company. During Executive’s employment and for the longer of the eighteen month period beginning immediately upon the termination of Executive’s employment with Company for any reason or until the end of the period Executive is receiving severance payments under Section 3.B. (the “Restriction Period”), Executive will not, without Company’s prior written consent, contact, solicit or attempt to solicit, on his own or another’s behalf, any Customer with whom Executive had contact in the one year prior to the end of Executive’s employment with Company for any reason with a view of offering, selling or licensing any program, product or service that is competitive with the Company Business.

(2) Employees/Independent Contractors. During Executive’s employment and for the Restriction Period, Executive will not, without Company’s prior written consent, call upon, solicit, recruit or assist others in calling upon, soliciting or recruiting to the employment of another business, any person who is or was within 6 months of such time an employee of Company, unless such person was not employed by the Company and to Executive’s knowledge, was not being interviewed or recruited by the Company at the time Executive terminated employment.

D. Non-Competition. Executive agrees that for the Restriction Period, he will not perform services in any capacity, whether as an employee, independent contractor, consultant or advisor for any of the competitors to the Company Business listed on Exhibit B attached hereto and made a part hereof.

E. Remedy for Breach. Executive agrees that the remedies at law of Company for any actual or threatened breach by Executive of the covenants contained in this Section 4 would be inadequate and that Company shall be entitled to specific performance of the covenants in this Section 4 or injunctive relief against activities in violation of this Section 4, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney’s fees) that Company may be legally entitled to recover. Executive acknowledges and agrees that the covenants contained in Section 4 of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by Executive against Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by Company of said covenants. If after the date of a Change of Control an action is initiated by the Company (or its successor) against Executive for any actual or threatened breach of the covenants contained in this Section 4 and a court of competent jurisdiction holds that the Company’s (or its successor’s) initiation and prosecution of such action against Executive was meritless, Executive shall be entitled to recover his reasonable attorneys’ fees and expenses.

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5. Ownership of Work Product.

A. All Work Product will be considered work made for hire by Executive and owned by Company. To the extent that any Work Product may not by operation of law be considered work made for hire or if ownership of all rights therein will not vest exclusively in Company, Executive assigns to Company, now or upon its creation without further consideration, the ownership of all such Work Product. Company has the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Executive agrees to perform any acts as may be reasonably requested by Company to transfer, perfect and defend Company’s ownership of the Work Product.

B. To the extent any materials other than Work Product are contained in the materials Executive delivers to Company or its Customers, Executive grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to use and distribute (internally or externally) or authorize others to use and distribute copies of, and prepare derivative works based upon, such materials and derivative works thereof. Executive agrees that during his or her employment, any money or other remuneration received by Executive for services rendered to a Customer belong to Company.

For purposes of this Agreement, “Customers” shall mean any current customer or prospective customer of Company. For purposes of this Agreement, “Work Product” shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Executive while performing services in furtherance of or related to the Company Business

6. Resolution of Disputes. Executive and the Company may (but are not required to) agree to mediation and/or binding arbitration of any dispute under this Agreement. Each party shall be responsible for its or his own costs, fees and expenses, including legal fees and expenses, in connection with any dispute under this Agreement, provided, that if Executive’s employment is terminated during the Term after the date of a Change of Control (i) by the Company without Cause or (ii) by Executive as a result of a Constructive Termination, Executive will be entitled to recover his reasonable legal fees and expenses in such dispute if he is successful in a material way in his claims for separation pay and benefits under the Agreement.

7. Assignment; Binding Effect. Executive understands that Executive has been selected for continued employment by Company on the basis of Executive’s personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive’s performance under this Agreement. Company can assign this Agreement only to a purchaser of all or substantially all of the assets or the stock of the Company. Subject to the preceding two sentences and the express provisions of Section 11 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

8. Complete Agreement. This Agreement is not a promise of future employment. Executive has no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement, when it becomes effective on the Effective Date, shall supersede any other

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employment agreements or understandings, written or oral, between Company and Executive, including, without limitation, the Current Employment Agreement and the Current Separation Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Executive regarding the subject matter thereof, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified, except by a further writing signed by Executive and an officer of Company acting with specific authorization and approval of the Board, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term (and in the case of Company, with specific authorization and approval of the Board.

The official executing this Agreement on behalf of the Company represents and warrants that he has the requisite authority to do so and fully bind the Company.

9. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

To Company:	Manhattan Associates, Inc. 2300 Windy Ridge Pkwy 7th Floor Atlanta, Georgia 30339 Attention: Chairman of the Board

To Executive:	Peter F. Sinisgalli 10480 Oxford Mill Circle Johns Creek, GA 30022

Notice shall be deemed given and effective three (3) days after such written notice is deposited with UPS or Fed Ex for next day delivery (signature required) addressed as set forth above or when actually received, whichever first occurs. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 9.

10. Governing Law. The validity and enforceability of this Agreement shall be governed by the laws of the State of Georgia.

11. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

12. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute, but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: MANHATTAN ASSOCIATES, INC.

By:	/s/ John Huntz
Name: Title	John Huntz Chairman

Date: December 19, 2011 EXECUTIVE:

/s/ Peter F. Sinisgalli
Peter F. Sinisgalli Date: Dec 19, 2011

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EXHIBIT A

AGREEMENT AND GENERAL RELEASE

THIS AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made and entered into as of the date noted on the last pages hereof, by and between Manhattan Associates, Inc. (the “Company”) and Peter F. Sinisgalli (the “Executive”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms and provisions of that certain Executive Employment Agreement (the “Employment Agreement”) between the parties, that in accordance with its terms became effective as of April 13, 2012, the Executive is entitled to severance payments upon the termination of Executive’s employment with the Company under certain circumstances, subject to the Executive’s and the Company’s execution of this Agreement; and

WHEREAS, the Executive and the Company desire to enter into this Agreement to resolve any disputes regarding, or relating to, the Executive’s employment with the Company and Executive’s termination of employment , and other matters as set forth herein;

NOW, THEREFORE, in consideration of the payment of such severance benefits under the Employment Agreement, the parties hereto agree as follows:

Article I

Definitions

For all purposes of this Agreement, the following definitions shall be applicable:

1.1	The term “Agreement” shall mean this Agreement and General Release between the parties hereto.

1.2	The phrase “Separation Date” shall mean the date on which the termination of Executive’s employment occurs within the meaning of the Employment Agreement.

1.3	The phrase “Effective Date” shall mean the date on which this Agreement shall become effective, which shall be the date which is exactly eight (8) days following the Execution Date, unless this Agreement has been revoked by Executive prior to such date in accordance with the provisions of Article III of this Agreement.

1.4	The phrase “Executive’s related entities and persons” shall mean the heirs, executors, administrators, beneficiaries, assigns, agents, representatives, attorneys and successors of Executive, and any other persons acting or purporting to act on behalf of, or in the name of, or asserting claims by, on behalf of, or through, Executive, and the successors and assigns of such persons, and the successors and assigns of Executive.

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1.5	The term “Company” shall mean Manhattan Associates, Inc, and its successors and assigns.

1.6	The phrase “Company’s related employers” shall mean and include any parent, subsidiaries and related corporations or entities, predecessors, successors and assigns of the Company.

1.7	The phrase “the Company’s related entities and persons” shall mean and include the agents, employees, servants, independent contractors, attorneys, representatives, actuaries, accountants, directors, officers, and trustees of (1) the Company and/or any one or more of the Company’s related employers and (2) every person (whether natural or artificial), firm, or entity now or previously affiliated with the Company and/or any one or more of the Company’s related employers in any manner whatsoever, and every such person, firm or entity with which the Company and/or any one or more of the Company’s related employers may affiliate in any manner whatsoever in the future.

1.8	The phrase “Execution Date” shall mean the date on which this Agreement is executed (as noted in writing on the last page hereof).

1.9	The term “Plan(s)” shall mean, when referenced as Plan(s) of a particular entity, individual or other person, all employee benefit plans (within the meaning ERISA §3(3)) sponsored by, contributed to, or maintained by such entity, individual or other person.

1.10	The phrase “Plan’s (Plans’) related entities and persons,” when referencing one or more Plans, shall mean and include (1) the agents, employees, servants, independent contractors, attorneys, representatives, actuaries, accountants, fiduciaries, administrators, administrative committee(s) or other committee(s), and trustees of, (2) every other person (whether natural or artificial), firm or entity now or previously affiliated in any manner whatsoever with, and (3) every such other person, firm or entity which in the future may affiliate in any manner whatsoever with, the one or more Plan(s) so referenced.

Article II

Payments to Executive

In addition to the compensation and benefits to which Executive is entitled based upon his employment with the Company, whether provided for in the Employment Agreement or otherwise, and subject to the terms and provisions of this Agreement and the Employment Agreement, Executive shall, as additional consideration which the parties agree is significant and substantial, receive severance payments in accordance with the terms and provisions of Section 3 of the Employment Agreement. The parties agree that these additional consideration payments shall be subject to all payroll and income tax withholdings and other authorized deductions.

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Article III

Right of Revocation by Executive

Executive has seven (7) days from the Execution Date to revoke this Agreement by delivering written notice of such revocation within that seven-day period to:

Manhattan Associates, Inc.

2300 Windy Ridge Parkway

7th Floor

Atlanta, Georgia 30339

Attention: Chairman of the Board

and, if he does so, this Agreement shall be null and void in its entirety, and shall be of no force or effect. If not revoked within said seven-day period, this Agreement will become effective, binding and irrevocable as of the Effective Date. No severance payments shall be paid until after the seven (7) day revocation period has expired.

Article IV

General Release by Executive; Covenant Not To Sue

Except as specifically provided in Article V below, for and in consideration of the additional consideration to be provided to Executive by the Company pursuant to Section 3 of the Employment Agreement, the sufficiency of which is hereby acknowledged, Executive does hereby, for and on behalf of himself and Executive’s related entities and persons, fully and finally release, acquit and forever discharge the Company, the Company’s related employers, the Company’s related entities and persons, all Plans of the Company and all Plans of any of the Company’s related employers, and such Plans’ related entities and persons, of and from any and all claims, counterclaims, actions, causes of action, demands, rights, damages, costs, expenses or compensation which Executive and/or Executive’s related entities and persons now have, or may have, or may hereafter claim to have had as of the Execution Date, whether developed or undeveloped, anticipated or unanticipated, known or unknown, based on any acts, omissions, transactions or occurrences whatsoever occurring prior to and/or up until the Execution Date, and specifically, but not by way of limitation, from those claims which are, or arise by reason of, or are in any way connected with, or which are or may be based in whole or in part on the employment relationship between Executive and the Company, including, without limitation, (i) those claims arising under any foreign, federal, state, county or municipal fair employment practices act and/or any law, ordinance or regulation promulgated by any foreign, federal, state, county, municipality or other state subdivision; (ii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iii) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written); (iv) those claims for retaliatory or wrongful discharge of any kind; (v) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vi) those claims for outrageous conduct; (vii)

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those claims for interference with business relationships, contractual relationships or employment relationships of any kind; (viii) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (ix) those claims arising under Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. §1981; (x) those claims arising under the Age Discrimination in Employment Act of 1967, the Age Discrimination Claims Assistance Act of 1988 and/or the Older Workers’ Benefit Protection Act; (xi) those claims arising under any state or federal handicap or disability discrimination law or act, including but not limited to the Rehabilitation Act of 1973 and the Americans with Disabilities Act; (xii) those claims arising from any damages suffered at any time by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts; (xiii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xiv) those claims arising under ERISA or the Family and Medical Leave Act; and (xv) any and all other claims arising under law or in equity in the United States of America or in any foreign jurisdiction.

Executive agrees that, except to the extent such right may not be waived by law, Executive will not commence any legal action or lawsuit or otherwise assert any legal claim seeking relief for any claim released or waived under the general release provision above. This “agreement not to sue” does not, however, prevent or prohibit Executive from later filing a lawsuit challenging the validity of the release of claims under the Age Discrimination in Employment Act. While Executive’s right to seek such a judicial determination by a court is not waived by this Agreement, Executive understands that the severance payments provided to Executive under Section 3 of the Employment Agreement may serve as restitution, recoupment, and/or setoff in the event Executive prevails on the merits of such claim. In addition, even though Executive has released all claims Executive may have for employment discrimination arising before the date Executive signs this Agreement, this “agreement not to sue” does not prevent or prohibit Executive from filing any administrative complaint or charge against any of the released parties with any federal, state, or local agency, including, for instance, the U.S. Equal Employment Opportunity Commission or the U.S. Department of Labor. Executive can file such an administrative complaint or charge, but Executive understands that by signing this Agreement, Executive will have no right to recover monetary damages or obtain individual relief of any kind in a proceeding involving such a complaint or charge for claims released in the general release provision above.

Article V

Limitation of Release by Executive

Notwithstanding the provisions of Article IV, it is understood and agreed that the waiver of benefits and claims contained in Article IV does not include a waiver of the right to payment of (a) any vested, nonforfeitable benefits to which Executive or a beneficiary of Executive may be entitled under the terms and provisions of any (i) Plan of the Company which have accrued as of the Separation Date (including without limitation any rights to elect continuing group health plan coverage pursuant to ERISA) (ii) other plan, program, agreement, or arrangement under which Executive is covered as of his Separation Date and is entitled to payments or benefits, and

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(iii) stock options, restricted stock, stock appreciation, or other equity compensation rights previously granted to the Executive and vested as of the Execution Date, (b) any unpaid base salary for employment through the Separation Date pursuant to Section 2.A. of the Employment Agreement, (c) any earned and accrued but unpaid bonus (if any) pursuant to Section 2.B. of the Employment Agreement, (d) any unpaid expenses incurred on or before his Separation Date that are reimbursable in accordance with Section 2.E of the Employment Agreement, (e) payment for accrued and unused vacation pursuant to Section 2.F. of the Employment Agreement, and (g) the consideration to be paid to Executive under Section 3 of the Employment Agreement. Executive acknowledges that all other claims for any other benefits or compensation are hereby waived, except those expressly stated in the preceding sentence. It is also expressly understood and agreed that the waiver of benefits and claims contained in the general release in the previous Article does not include a waiver of any rights accruing after the Execution Date of this Agreement. Nothing in this Agreement shall be construed to limit the Executive’s entitled rights to director and/or officer indemnification and related director and/or officer liability insurance.

Article VI

Non-Solicitation, Non-Competition, Trade Secrets & Confidential Information;

Return Of Property

For and in consideration of the additional consideration to be provided to Executive by the Company pursuant to Section 3 of the Employment Agreement, Executive agrees that he will continue to comply with the provisions set forth in Sections 4 and 5 of the Employment Agreement for the respective periods set forth therein, which provisions are incorporated herein by reference.

Executive represents that Executive has not destroyed and has returned or agrees that Executive will return to the Company on or before the Effective Date any and all Company property in his possession or control, including, but not limited to, all keys, credit cards, security cards, computers, cellular telephones, computer hardware and software (including computer discs and storage devices of any kind), and other personal items or equipment provided to Executive by the Company for use during Executive’s employment, together with all Company documents and all copies of such documents (both hard copy and electronically stored information),written or recorded materials, plans, records, notes, files, drawings, or papers relating to the affairs of the Company, including in particular all notes or records relating to employees of the Company, its subsidiaries and affiliates. Executive further agrees that Executive will not take, and certifies that Executive has not taken with him or retained in any manner, copies of any Company documents, whether in electronic or hard copy form, without the express written authorization of the Company provided to Executive on or after the Separation Date.

Article VII

Violations of Agreement by Executive

Executive agrees and understands that any action by him in violation of this Agreement shall void the Company’s severance payments to the Executive provided for under Article II and shall require immediate repayment by the Executive of the value of all consideration paid to Executive by the Company pursuant to Article II of this Agreement (except any amounts the Company states in writing the Executive may retain).

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Article VIII

Confidentiality of This Agreement and Its Terms

Executive agrees that the contents and terms of this Agreement shall be completely confidential and will not be disclosed to any third party except: (a) as required by law; (b) as required to obtain legal and/or tax preparation advice; or (c) the Executive’s spouse. Executive further agrees that if at any time after the execution of this Agreement, it is established that Executive has violated the terms of this confidentiality provision, it shall constitute a material breach of this Agreement, and the Company shall have the right to seek appropriate relief, including, but not limited to, a permanent injunction restraining Executive from further violations. Executive further agrees that should Executive breach this promise of confidentiality, the Company shall be entitled to bring legal action against Executive in a court of competent jurisdiction for each such breach. Executive agrees and understands that the Company has relied upon this agreement of confidentiality set forth in this article in agreeing to pay the severance payments.

Except to the extent otherwise required by law or regulation or by financial reporting requirements, the Company agrees not to disclose the existence or terms of this Agreement.

Article IX

Nondisparagement

Executive and the Company agree that each will refrain from publicly or privately making any disparaging or defamatory remarks about or directing any disparaging or defamatory conduct towards the other, and Executive agrees that he will refrain from publicly or privately making any disparaging or defamatory remarks or directing any disparaging or defamatory conduct towards any released party. Both Executive and the Company agree that this restriction prohibits making or engaging in disparaging or defamatory remarks and/or conduct to any: (a) member of the general public; (b) employees, customers, vendors, suppliers, or potential customers of the Company or its subsidiaries or affiliates; or (c) members of the press or other media. Executive and the Company understand that this non-disparagement provision does not apply on occasions when either party is subpoenaed or ordered by a court or other governmental authority to testify or give evidence or to conduct litigation or give testimony in the context of enforcing the terms of this Agreement. Executive and the Company also understand that the foregoing non-disparagement provision does not apply on occasions when either party provides truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding. Nothing in this non-disparagement provision is intended in any way to intimidate, coerce, deter, persuade, or compensate Executive with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law or providing truthful compelled testimony under oath.

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Article X

Knowing and Voluntary Waiver of Rights by Executive

Executive agrees and acknowledges that he has carefully reviewed, studied and thought over the terms of this Agreement, and that all questions concerning this Agreement have been answered to his satisfaction. Executive does further acknowledge and agree that he has had the opportunity to keep this Agreement in his possession for at least forty-five (45) days, and that he has had the opportunity to consider and reflect upon the terms of this Agreement before signing it, that he knowingly and voluntarily entered into and signed this Agreement after deliberate consideration and review of all of its terms and provisions, that he was not coerced, pressured or forced in any way by the Company or anyone else to accept the terms of this Agreement, that the decision to accept the terms of this Agreement was entirely his own, that he was advised in writing to consult with an attorney prior to executing this Agreement and prior to the Execution Date of this Agreement, and that he has had the opportunity to consult with an attorney throughout the negotiations concerning this Agreement, during which time proposals and counter proposals were or could have been presented, discussed and made a part of the final version of this Agreement. Executive also acknowledges that no promises or inducements to enter into and execute this Agreement have been offered or made except those which are specifically set out in this Agreement, and that he was not coerced or forced to enter into and execute this Agreement.

Article XI

Entire Agreement Between Parties and No Indication of Fault

This Agreement and the Employment Agreement constitute the entire agreement between Executive and the Company pertaining to the subjects contained in them and supersedes any and all prior and/or contemporaneous agreements, representations, or understandings, written or oral. It is expressly understood and agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect or particular whatsoever except in writing duly executed by Executive and an authorized representative of the Company acting on behalf of the Company. This Agreement is intended to fully, completely, and forever resolve all disputes or potential disputes based upon events, omissions or acts occurring on or prior to the Separation Date as well as all other issues or claims in any way arising out of or connected with the employment of Executive with the Company through and including the Execution Date. It is expressly understood and agreed that the provisions contained in this document are intended to resolve any doubtful and/or disputed issues, prevent future disputes, controversies and/or litigation, and provide both the Company and Executive with significant benefits and that the signing of this document is not to be construed as an admission of any liability and/or fault by the Company or by Executive.

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Article XII

Binding Nature of Agreement

This Agreement shall be binding upon both Executive and Executive’s related entities and individuals, and upon the Company and the Company’s related employers. This Agreement shall be construed and enforced in accordance with the laws of the state of Georgia.

Article XIII

No Prior Assignments of Interests or Exercise of Rights

All signatories to this Agreement hereby warrant, covenant, and represent that prior to the Execution Date, they have not conveyed, transferred, pledged, hypothecated, or in any manner whatsoever assigned or encumbered any of the rights, demands, claims, suits, actions, or causes of action released herein, and all signatories to this Agreement also hereby warrant, covenant and represent that, prior to the Execution Date, they have not filed a lawsuit or asked the assistance of any governmental agency or collective bargaining agent to enforce rights or to seek remedies for any claim which is waived pursuant to the terms and provisions of this Agreement.

Article XIV

Warranty of Express Authority and Capacity to Contract

The undersigned parties, acting through their duly authorized officers or individually, as the case may be, do hereby warrant that the signatories hereto have express authority and have the legal capacity to enter into this Agreement.

Article XV

Negotiated Agreement

The parties agree that this Agreement was negotiated between them. As a result, the parties agree that, in the event of a dispute about the meaning, construction or interpretation of this Agreement, no presumption shall apply to construe the language of this Agreement either for or against any party.

Article XVI

Press Releases Regarding Agreement

The parties agree that no press releases will be issued concerning this Agreement, or the termination of Executive’s employment with the Company, without the mutual approval of Executive and Company, subject to any disclosure requirements imposed by applicable law based on the reasonable opinion of counsel for the Company.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the                  day of             ,             .

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EXECUTIVE:	COMPANY:
MANHATTAN ASSOCIATES, INC.

By:
Peter F. Sinisgalli
Title:

Sworn to and subscribed before me this day of , .	Sworn to and subscribed before me this day of , .

Notary Public	Notary Public
My Commission Expires:	My Commission Expires:

(NOTARIAL SEAL)	(NOTARIAL SEAL)

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